                                                                    Exhibit 10.6



                                 RES-CARE, INC.

                             401(K) RESTORATION PLAN





                                   Prepared By

                                  Alan Parsons

                                       and

                               Margaret Handmaker

                                 (502) 561-4500

                         William M. Mercer, Incorporated
                              1500 Meidinger Tower
                              Louisville, KY 40202

                                December 5, 1995

                                 RES-CARE, INC.

                                TABLE OF CONTENTS
                                -----------------

   ARTICLE     SECTION                                                       PAGE
   -------     -------                                                       ----
      I                  PURPOSE AND EFFECTIVE DATE .........................  1
                 1.01    Title...............................................  1
                 1.02    Purpose.............................................  1
                 1.03    Effective Date......................................  1

     II                  DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT...  2
                 2.01    Annual Deferral Amount..............................  2
                 2.02    Beneficiary.........................................  2
                 2.03    Board...............................................  2
                 2.04    Bookkeeping Account Balance.........................  2
                 2.05    Code................................................  2
                 2.06    Committee...........................................  2
                 2.07    Company.............................................  2
                 2.08    Company Contribution................................  2
                 2.09    Compensation........................................  3
                 2.10    Crediting Rate......................................  3
                 2.11    Deferred Compensation...............................  3
                 2.12    Disabled............................................  3
                 2.13    Election Date.......................................  3
                 2.14    Election Form.......................................  3
                 2.15    Employee............................................  3
                 2.16    Participant.........................................  3
                 2.17    Plan................................................  4
                 2.18    Plan Administrator..................................  4
                 2.19    Plan Year...........................................  4
                 2.20    Qualified Plan......................................  4
                 2.21    Termination of Employment...........................  4
                 2.22    Unforeseeable Financial Emergency...................  4
                 2.23    Valuation Date......................................  4
                 2.24    Gender and Number...................................  4
                 2.25    Titles..............................................  4

                                TABLE OF CONTENTS
                                -----------------

                                   (Continued)
                                   -----------

   ARTICLE     SECTION                                                       PAGE
   -------     -------                                                       ----


     III                 ELIGIBILITY AND PARTICIPATION.......................  5
                 3.01    Eligibility.........................................  5
                 3.02    Participation.......................................  5

     IV                  PARTICIPANT DEFERRALS OF COMPENSATION AND COMPANY
                         MATCHING CONTRIBUTIONS..............................  6
                 4.01    Deferred Compensation...............................  6
                 4.02    Company Contribution................................  6
                 4.03    Vesting.............................................  6
                 4.04    Duration of Election Form...........................  7
                 4.05    Election to Modify or Terminate Future Contributions  7

     V                   DEFERRAL ACCOUNT AND CREDITING RATE.................  8
                 5.01    Bookkeeping Account.................................  8
                 5.02    Interest............................................  8

     VI                  DISTRIBUTION........................................  9
                 6.01    Distribution of Bookkeeping Account Balance.........  9
                 6.02    Form of Distribution................................  9
                 6.03    Timing of Distribution..............................  9
                 6.04    Death Prior to Commencement of Benefit Payments.....  9
                 6.05    Death of a Participant Subsequent to Commencement
                         of Installment Payments.............................  9

     VII                 UNFORESEEABLE FINANCIAL EMERGENCY...................  10
                 7.01    Unforeseeable Financial Emergency...................  10



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                                TABLE OF CONTENTS
                                -----------------

                                   (Continued)
                                   -----------

   ARTICLE     SECTION                                                       PAGE
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
     VIII                BENEFICIARY.......................................... 11
                 8.01    Beneficiary Designation.............................. 11
                 8.02    Proper Beneficiary................................... 11
                 8.03    Minor or Incompetent Beneficiary..................... 11
                 8.04    No Beneficiary Designation........................... 11

     IX                  ADMINISTRATION OF THE PLAN........................... 12
                 9.01    Majority Vote........................................ 12
                 9.02    Finality of Determination............................ 12
                 9.03    Certificates and Reports............................. 12
                 9.04    Indemnification and Exculpation...................... 12
                 9.05    Expenses............................................. 13
                 9.06    FICA and Other Taxes................................. 13

     X                   CLAIMS PROCEDURE..................................... 14
                 10.01   Written Claim........................................ 14
                 10.02   Denied Claim......................................... 14
                 10.03   Review Procedure..................................... 14
                 10.04   Committee Review..................................... 14

     XI                  NATURE OF COMPANY'S OBLIGATION....................... 15
                 11.01   Company's Obligation................................. 15
                 11.02   Creditor Status...................................... 15

     XII                 MISCELLANEOUS........................................ 16
                 12.01   Written Notice....................................... 16
                 12.02   Change of Address.................................... 16
                 12.03   Merger, Consolidation or Acquisition................. 16
                 12.04   Amendment and Termination............................ 16



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                                TABLE OF CONTENTS
                                -----------------

                                   (Continued)
                                   -----------

   ARTICLE     SECTION                                                       PAGE
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
                12.05    Employment........................................... 16
                12.06    Non-transferability.................................. 16
                12.07    Legal Fees........................................... 17
                12.08    Tax Withholding...................................... 17
                12.09    Acceleration of Payment.............................. 17
                12.10    Applicable Law....................................... 17

                                    ARTICLE I

                           PURPOSE AND EFFECTIVE DATE
                           --------------------------

         1.01 TITLE. This Plan shall be known as Res-Care, Inc. 401(k) Restoration Plan (hereinafter referred to as the "Plan").

         1.02 PURPOSE. The purpose of the Plan is to permit certain members of management or highly compensated employees to defer Compensation pre-tax without regard to the limits imposed by the Internal Revenue Code on tax-qualified savings and retirement plans. The Plan constitutes an unfunded "top hat" arrangement under Title I of ERISA as well as for income tax purposes.

         1.03 EFFECTIVE DATE. The effective date of this Plan shall be December 1, 1995.

                                   ARTICLE II

                 DEFINITIONS AND CONSTRUCTION OF THE PLAN DOCUMENT
                 -------------------------------------------------


         2.01 ANNUAL DEFERRAL AMOUNT. "Annual Deferral Amount" shall mean that portion of a Participant's Compensation to be paid during a Plan Year that a Participant elects to have and is deferred for any one Plan Year. In the event of a Participant's Termination of Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount deferred and withheld prior to such event.

         2.02 BENEFICIARY. "Beneficiary" shall mean the person or persons or the estate of a Participant entitled to receive any benefits under this Plan in the event of the Participant's death.

         2.03 BOARD. "Board" shall mean the Board of Directors of the Company.

         2.04 BOOKKEEPING ACCOUNT BALANCE. "Bookkeeping Account Balance" shall mean with respect to a Participant the sum of (i) his or her Deferred Compensation, plus (ii) his or her Company Contributions, plus (iii) interest credited in accordance with all the applicable interest crediting provisions of this Plan, less (iv) all distributions. This account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan.

         2.05 CODE. "Code" shall mean the Internal Revenue Code of 1986, as may be amended from time to time.

         2.06 COMMITTEE. "Committee" means the Executive Committee of the Board of Directors.

         2.07 COMPANY. "Company" shall mean Res-Care, Inc. and any subsidiary or affiliated companies that adopt the Plan, with the Company's approval, for its Employees.

         2.08 COMPANY CONTRIBUTION. "Company Contribution" shall mean the amounts credited to the Participant's Bookkeeping Account Balance under Section
4.02 of the Plan.

         2.09 COMPENSATION. "Compensation" shall have the same meaning as provided in the Qualified Plan (without regard to any limitations imposed by the Code and without regard to any deferrals made under the terms of this Plan).

         2.10 CREDITING RATE. "Crediting Rate" shall mean, starting December 1, 1995 and for each Plan Year starting thereafter, an interest rate determined and announced by the Committee that is equal to 110% of the Moody's Rate. The Moody's Rate for a Plan Year shall be the interest rate that (i) is published in Moody's Bond Record under the heading of "Moody's Corporate Bond Yield Averages -- Baa Corp.," and (ii) is equal to the average corporate bond yield published for the calendar year which precedes the Plan Year for which the rate is to be used.

         2.11 DEFERRED COMPENSATION. "Deferred Compensation" shall mean the sum of all of a Participant's Annual Deferral Amounts.

         2.12 DISABLED. "Disabled" shall mean Total and Permanent Disability under the terms of the Company's long-term disability plan in effect at the time of such determination of Disability.

         2.13 ELECTION DATE. "Election Date" shall mean the date established by the Committee as the date before which an Employee must submit a valid Election Form to the Plan Administrator. The applicable Election Dates can be no later than the following: (a) 30 days after adoption of the Plan for Employees who are eligible to participate at the time the Plan is adopted, (b) 30 days after a newly eligible Employee is notified of the right to participate in the Plan, or
(c) December 15 prior to an applicable Plan Year if (a) or (b) above do not apply.

         2.14 ELECTION FORM. "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Plan Administrator to make an election under the Plan.

         2.15 EMPLOYEE. "Employee" shall mean any member of management or highly compensated employee who is eligible to participate in the Plan.

         2.16 PARTICIPANT. "Participant" shall mean an Employee who has Deferred Compensation pursuant to the terms of this Plan, and whose Bookkeeping Account balance has not yet been fully distributed.

         2.17 PLAN. "Plan" shall mean the Res-Care, Inc. 401(k) Restoration Plan as described in this instrument and as amended from time to time.

         2.18 PLAN ADMINISTRATOR. "Plan Administrator" shall mean the Retirement Plan Committee of the Company.

         2.19 PLAN YEAR. "Plan Year" shall mean a calendar year.

         2.20 QUALIFIED PLAN. "Qualified Plan" shall mean the Res-Care, Inc. Retirement Savings Plan as in effect at the date of the adoption of this Plan and as amended from time to time.

         2.21 TERMINATION OF EMPLOYMENT. "Termination of Employment" or similar expression shall mean the termination of the Participant's employment as a employee of the Company and any division, subsidiary or affiliate thereof. A Disabled Participant shall be deemed to have terminated employment for purposes of this Plan.

         2.22 UNFORESEEABLE FINANCIAL EMERGENCY. "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

         2.23 VALUATION DATE. "Valuation Date" shall mean the last day of each calendar quarter.

         2.24 GENDER AND NUMBER. Wherever the context so requires, masculine pronouns include the feminine and singular words shall include the plural.

         2.25 TITLES. Titles of the Articles of this Plan are included for ease of reference only and are not to be used for the purpose of construing any portion or provision of this Plan document.

                                   ARTICLE III

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         3.01 ELIGIBILITY. Eligibility for participation in this Plan shall be determined by the Committee, in its sole discretion, but all Participants must be a member of a select group of management or highly-compensated employees of the Company and must be eligible to participate in the Qualified Plan.

         3.02 PARTICIPATION. An Employee, after having been selected for participation by the Committee, shall, as a condition to participation, complete and return to the Plan Administrator a duly executed Election Form no later than the applicable Election Date. A Bookkeeping Account will be established for each Participant at the time an Election Form is received by the Plan Administrator.

                                   ARTICLE IV

                      PARTICIPANT DEFERRALS OF COMPENSATION
                      -------------------------------------
                       AND COMPANY MATCHING CONTRIBUTIONS
                       ----------------------------------


         4.01 DEFERRED COMPENSATION. Each Participant in the Plan may have a percentage of Compensation deferred in accordance with the terms and conditions of this Plan. The percentage of such Compensation to be deferred each pay period under this section shall be any whole percentage from 1% to 15% of Compensation, offset by amounts actually deferred in the applicable pay period to the Company's Qualified Plan.

         4.02 COMPANY CONTRIBUTION. With respect to amounts contributed under
Section 4.01, the Company shall add an amount specified under 4.02(a) plus an amount equal to the excess, if any, of 4.02(b) over 4.02(c) as follows:

         4.02(a) For Participants who were employed by the Company prior to January 1, 1995, an amount equal to x% of the lesser of (i) $23,500, or (ii) the amount by which the Participant's Compensation exceeds $16,500, where "x" equals the Applicable Percentage determined under Section 3.05(2) of the Qualified Plan for such Plan Year.

         4.02(b) The amount equal to the matching contribution the Company would make to the Qualified Plan based on the Participant's Compensation for such pay period if the Participant made a contribution to the Qualified Plan in the amount of (1) the contributions under Section 4.01 above, plus (2) the actual contributions to the Qualified Plan for that pay period.

         4.02(c) The amount equal to the Company's actual matching contribution to the Qualified Plan for such pay period.

         4.03 VESTING. A Participant shall be fully vested at all times in his or her Deferred Compensation plus interest thereon. Vesting in Company Contributions plus interest thereon shall occur at the same time and at the same rate as vesting occurs for Company matching contributions to the Qualified Plan.

         4.04 DURATION OF ELECTION FORM. A Participant's Election Form shall remain in effect until modified or terminated as provided in Section 4.05. Future deferrals will be terminated automatically for any Participant who is deemed (by the Committee) to no longer be eligible for participation in the Plan.

         4.05 ELECTION TO MODIFY OR TERMINATE FUTURE CONTRIBUTIONS. A Participant who desires to modify or terminate the amount of future Compensation being deferred under the Plan must notify the Plan Administrator in writing on an Election Form provided by the Plan Administrator. Elections to decrease or terminate deferrals of future Compensation shall become effective as soon as administratively possible. Elections to increase deferrals of future Compensation shall become effective on January 1 of the next Plan Year.

                                    ARTICLE V

                       DEFERRAL ACCOUNT AND CREDITING RATE
                       -----------------------------------

         5.01 BOOKKEEPING ACCOUNT. Compensation deferred by a Participant under
Section 4.01 herein and Company Contributions under Section 4.02 herein shall be credited to a Bookkeeping Account maintained for each Participant. Distributions pursuant to Articles VI and VII shall be debited against the Participant's Bookkeeping Account.

         5.02 INTEREST. Prior to any distribution of a Participant's Bookkeeping Account Balance under Article VI herein, an amount equal to the Crediting Rate shall be credited and compounded quarterly to a Participant's Bookkeeping Account Balance on each Valuation Date. For purposes of this paragraph, a Participant's Annual Deferral Amount and Company Contributions will be treated as though they were made in two installments: (a) half at the beginning of the applicable quarter, and (b) half at the end of the applicable quarter. Subsequent to the commencement of distributions under Article VI herein, the interest credited to a Participant's Bookkeeping Account Balance shall be equal to the Crediting Rate in effect for the Plan Year during which such benefit payments commence.

                                   ARTICLE VI

                                  DISTRIBUTION
                                  ------------

         6.01 DISTRIBUTION OF BOOKKEEPING ACCOUNT BALANCE. Distribution of the value of a Participant's Bookkeeping Account Balance shall be in a lump sum or in 60 equal monthly installments as specified on the Participant's Election Form. If a payment form is not specified on an Election Form, a Participant's Bookkeeping Account balance shall be distributed as a lump sum. The selection of a lump sum or installment payments must be made on a Participant's initial Election Form and cannot be changed for future contributions and earnings thereon.

         6.02 FORM OF DISTRIBUTION. All distributions of a Participant's Bookkeeping Account shall be made in cash only.

         6.03 TIMING OF DISTRIBUTION. Distributions shall commence, or be paid in a lump sum if so elected, as soon as administratively feasible after the Participant's Termination of Employment.

         6.04 DEATH PRIOR TO COMMENCEMENT OF BENEFIT PAYMENTS. In the event of a Participant's death prior to the commencement of benefit payments hereunder, an amount equal to the Participant's Bookkeeping Account Balance shall be paid to the Participant's Beneficiary in a lump sum within 90 days after the Participant's death.

         6.05 DEATH OF A PARTICIPANT SUBSEQUENT TO COMMENCEMENT OF INSTALLMENT PAYMENTS. In the event of the death of a Participant subsequent to commencement of installment payments hereunder but prior to completion of such payments, the installments shall continue and shall be paid to the designated Beneficiary as if the Participant had survived.

                                   ARTICLE VII

                        UNFORESEEABLE FINANCIAL EMERGENCY
                        ---------------------------------

         7.01 UNFORESEEABLE FINANCIAL EMERGENCY. At the request of a Participant or at the request of any of the Participant's Beneficiaries after the Participant's death, the Plan Administrator may, in its sole discretion, accelerate and pay all or part of the value of a Participant's Bookkeeping Account Balance. Accelerated distributions at the request of the Participant or a Participant's Beneficiaries may be allowed only in the event of a financial emergency beyond the Participant's or Beneficiary's control due to unforeseeable circumstances and only if disallowance of a distribution would create a severe hardship for the Participant or Beneficiary. An accelerated distribution must be limited to only that amount necessary to relieve the financial emergency.

                                  ARTICLE VIII

                                   BENEFICIARY
                                   -----------

         8.01 BENEFICIARY DESIGNATION. A Participant shall designate a Beneficiary to receive benefits under the Plan on the Election Form provided by the Plan Administrator. If more than one Beneficiary is named, the share and/or precedence of each Beneficiary shall be indicated. A Participant shall have the right to change the Beneficiary by submitting to the Plan Administrator a new Election Form.

         8.02 PROPER BENEFICIARY. If the Plan Administrator has any doubt as to the proper Beneficiary to receive payments hereunder, the Plan Administrator shall have the right to withhold such payments until the matter is finally adjudicated. However, any payment made by the Plan Administrator, in good faith and in accordance with this Plan, shall fully discharge the Company from all further obligations with respect to that payment.

         8.03 MINOR OR INCOMPETENT BENEFICIARY. In making any payments to or for the benefit of any minor or an incompetent Beneficiary, the Plan Administrator, in its sole and absolute discretion, may make a distribution to a legal or natural guardian or other relative of a minor or court appointed committee of such incompetent. Alternatively, it may make a payment to any adult with whom the minor or incompetent temporarily or permanently resides. The receipt by a guardian, committee, relative or other person shall be a complete discharge to the Company. Neither the Company nor the Plan Administrator shall have any responsibility to see to the proper application of any payments so made.

         8.04 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Section 8.01 above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN
                           --------------------------

         9.01 MAJORITY VOTE. All resolutions or other actions taken by the Committee shall be by vote of a majority of those present at a meeting at which a majority of the members are present, or in writing by all the members at the time in office if they act without a meeting. Such resolutions or actions shall be confirmed in writing by a Board resolution.

         9.02 FINALITY OF DETERMINATION. Subject to the Plan, the Committee shall, from time to time, establish rules, forms and procedures for the administration of the Plan. Except as herein otherwise expressly provided, the Committee shall have the exclusive right to interpret the Plan and to decide any and all matters arising thereunder or in connection with the administration of the Plan, and it shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person. The decisions, actions and records of the Committee shall be conclusive and binding upon the Company and all persons having or claiming to have any right or interest in or under the Plan, and cannot be overruled by a court of law unless arbitrary or capricious.

         9.03 CERTIFICATES AND REPORTS. The members of the Committee and the officers and directors of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants, and on all opinions given by any duly appointed legal counsel, which legal counsel may be counsel for the Company.

         9.04 INDEMNIFICATION AND EXCULPATION. The Company shall indemnify and hold harmless each current and former member of the Committee and each current and former member of the Board against any and all expenses and liabilities (to the extent not indemnified under any liability insurance contract or other indemnification agreement) which the person incurs on account of any act or failure to act in connection with the good faith administration of the Plan. Expenses against which a member of the Committee shall be indemnified hereunder shall include, without limitation, the amount of any settlement or judgment, costs, counsel fees, and related charges reasonably incurred in connection with a claim asserted, or a proceeding brought or settlement thereof. The foregoing right of indemnification shalt be in addition to any other rights to which any such member of the Committee may be entitled as a matter of law, but shall be conditioned upon the person's notifying the Company of the claim of liability within 60 days of the notice of that claim and offering the Company the right to participate in and control the settlement and defense of the claim.

         9.05 EXPENSES. The expenses of administering the Plan shall be borne by the Company.

         9.06 FICA AND OTHER TAXES. For each Plan Year in which an Annual Deferral Amount is being withheld or a Company Contribution becomes vested, the Company shall ratably withhold from that portion of the Participant's salary that is not being deferred, the Participant's share of FICA and other employment taxes.

                                    ARTICLE X

                                CLAIMS PROCEDURE
                                ----------------

         10.01 WRITTEN CLAIM. Benefits shall be paid in accordance with the provisions of this Plan. The Participant, or a designated recipient or any other person claiming through the Participant shall make a written request for benefits under this Plan. This written claim shall be mailed or delivered to the Plan Administrator. Such claim shall be reviewed by the Plan Administrator or a delegate.

         10.02 DENIED CLAIM. If the claim is denied, in full or in part, the Plan Administrator shall provide a written notice within ninety (90) days setting forth the specific reasons for denial, and any additional material or information necessary to perfect the claim, and an explanation of why such material or information is necessary, and appropriate information and explanation of the steps to be taken if a review of the denial is desired.

         10.03 REVIEW PROCEDURE. If the claim is denied and a review is desired, the Participant (or Beneficiary) shall notify the Plan Administrator in writing within sixty (60) days after receipt of the written notice of denial. In requesting a review, the Participant or Beneficiary may request a review of pertinent documents with regard to the benefits created under this agreement, may submit any written issues and comments, may request an extension of time for such written submission of issues and comments, and may request that a hearing be held, but the decision to hold a hearing shall be within the sole discretion of the Committee.

         10.04 COMMITTEE REVIEW. The decision on the review of the denied claim shall be rendered by the Committee within sixty (60) days after the receipt of the request for review (if no hearing is held) or within sixty (60) days after the hearing if one is held. The decision shall be written and shall state the specific reasons for the decision including reference to specific provisions of this Plan on which the decision is based.

                                   ARTICLE XI

                         NATURE OF COMPANY'S OBLIGATION
                         ------------------------------

         11.01 COMPANY'S OBLIGATION. The Company's obligations under this Plan shall be an unfunded and unsecured promise to pay. The Company shall not be obligated under any circumstances to fund its financial obligations under this Plan.

         11.02 CREDITOR STATUS. Any assets which the Company may acquire or set aside to help cover its financial liabilities are and must remain general assets of the Company subject to the claims of its creditors. Neither the Company nor this Plan gives a Participant or Beneficiary any beneficial ownership interest in any asset of the Company. All rights of ownership in any such assets are and remain in the Company. All Plan Participants and Beneficiaries shall be unsecured general creditors of the Company.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

         12.01 WRITTEN NOTICE. Any notice which shall be or may be given under the Plan shall be in writing and shall be mailed by United States mail, postage prepaid. If notice is to be given to the Company, such notice shall be addressed to the Plan Administrator at Res-Care, Inc. If notice is to be given to the Participant, such notice shall be sent to the Participant's last known address.

         12.02 CHANGE OF ADDRESS. Any party may, from time to time, change the address to which notices shall be mailed by giving written notice of such new address.

         12.03 MERGER CONSOLIDATION OR ACQUISITION. The Plan shall be binding upon the Company, its assigns, and any successor to the Company which shall succeed to substantially all of its assets and business through merger, acquisition or consolidation, and upon a Participant, a Beneficiary, assigns, heirs, executors and administrators.

         12.04 AMENDMENT AND TERMINATION. The Company retains the sole and unilateral right to terminate, amend, modify, or supplement this Plan, in whole or part, at any time. However, no Company action under this right shall reduce the Bookkeeping Account of any Participant or Beneficiary not yet in payment status or reduce benefits that are in payment status.

         12.05 EMPLOYMENT. This Plan does not provide a contract of employment between the Company and the Participant, and the Company reserves the right to terminate the Participant's employment for any reason, at any time, notwithstanding the existence of this Plan.

         12.06 NON-TRANSFERABILITY. Except insofar as prohibited by applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Plan shall be valid or recognized by the Company. Neither the Participant, spouse, or designated Beneficiary shall have any power to hypothecate, mortgage, commute, modify, or otherwise encumber in advance of any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony maintenance, owed by the Participant or Beneficiary, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise.

         12.07 LEGAL FEES. All reasonable legal fees incurred by any Participant (or former Participant) to successfully enforce valid rights under this Plan shall be paid by the Company in addition to sums due under this Plan.

         12.08 TAX WITHHOLDING. The Company may withhold from a payment any federal, state, or local taxes required by law to be withheld with respect to such payment and such sum as the Company may reasonably estimate as necessary to cover any taxes for which the Company may be liable and which may be assessed with regard to such payment.

         12.09 ACCELERATION OF PAYMENT. The Company reserves the right to accelerate the payment of any benefits payable under this Plan at any time without the consent of the Participant, the Participant's estate, a Beneficiary or any other person claiming through the Participant.

         12.10 APPLICABLE LAW. This Plan shall be governed by the laws of the Commonwealth of Kentucky.


IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer on this _______ day of December, 1995, effective as of the 1st day of December, 1995.



RES-CARE, INC.


BY /s/ Ronald G. Geary
---------------------------
       (Title)



ATTEST:

By
   ------------------------


[SEAL]


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